                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.       )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                         THE WET SEAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                               THE WET SEAL, INC.
                                 26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610

                                                                 October 7, 1998

Dear Stockholder:

    There will be a Special Meeting (the "Special Meeting") of Stockholders of The Wet Seal, Inc. (the "Company") held at the offices of the Company, at 10:00 a.m., on October 26, 1998. During the Special Meeting the matters described in the accompanying Proxy Statement will be considered.

    You are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Special Meeting.

                                          Sincerely,

                                          /s/ Irving Teitelbaum

                                          --------------------------------------

                                          IRVING TEITELBAUM
                                          CHAIRMAN OF THE BOARD

                               THE WET SEAL, INC.
                                 26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 1998
                                   10:00 A.M.

                            ------------------------

    Notice is hereby given that the Special Meeting (the "Special Meeting") of Stockholders of The Wet Seal, Inc. (the "Company") will be held at the offices of the Company on October 26, 1998 at 10:00 a.m. to consider and vote upon the following:

    1. the approval of the amendment to The Wet Seal, Inc.'s 1996 Long-Term Incentive Plan (the "Plan") to increase the number of Shares to provide for additional grants to eligible individuals under the Plan; and

    2. such other business as may properly come before the Special Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on October 5, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Special Meeting, during normal business hours, at the office of the Company for a period of ten days prior to the Special Meeting.

    To assure that your shares will be represented at the Special Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors

                                          /s/ Stephen Gross

                                          --------------------------------------

                                          Stephen Gross
                                          SECRETARY

Dated: October 7, 1998

                               THE WET SEAL, INC.
                                 26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610

                            ------------------------

                                PROXY STATEMENT
                                OCTOBER 7, 1998

                            ------------------------

    This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of The Wet Seal, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on October 26, 1998 and at any adjournments thereof. At the Special Meeting, Stockholders will consider and vote upon the approval of the amendment to the Company's 1996 Long-Term Incentive Plan (the "Plan") to increase the number of Shares to provide for additional grants to eligible individuals under the Plan, and any other business as may properly come before the Special Meeting or any adjournment thereof. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about October 7, 1998.

                             VOTING BY STOCKHOLDERS

    Only holders of record of the Company's Common Stock, at the close of business on October 5, 1998, are entitled to receive notice of and to vote at the Special Meeting. On that date, there were 9,359,078 shares of the Company's Class A Common Stock, $.10 par value, and 2,912,665 shares of the Company's Class B Common Stock, $.10 par value, issued, outstanding and entitled to vote. Class A Common Stock is entitled to one vote per share and, while both the Class A Common Stock and Class B Common Stock vote together as a single class, the Class B Common Stock is entitled to two votes per share. According to the Company's Restated Certificate of Incorporation, stockholders may not cumulate their voting rights. Thus, the ratification of the proposed amendment to the Plan will require the affirmative vote of holders of a majority of the Common Stock entitled to vote thereon present in person or by proxy at the Special Meeting.

    The shares represented by each properly executed unrevoked proxy received in time for the Special Meeting will be voted in accordance with the instruction specified therein, or, in the absence of instructions, FOR the proposal and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Meeting. Any proxy received by the Company may be subsequently revoked by the stockholder any time before it is voted at the meeting either by delivering a subsequent proxy or other written notice of revocation to the Company at its above address or by attending the meeting and voting in person. Pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a majority of the vote of the shares present and entitled to vote has been cast.

                                    PROPOSAL

APPROVAL OF THE FIRST AMENDMENT TO THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES TO PROVIDE FOR ADDITIONAL GRANTS TO ELIGIBLE INDIVIDUALS UNDER THE PLAN

    The Company is proposing, subject to shareholder approval, to amend the Plan. The Option Committee (the "Committee") of the Company has determined that there are few or no available Shares (as defined in the Plan) under the Plan for the grant of further awards and options under the Plan and, accordingly, the Committee has determined that it is necessary and desirable to increase the number of Shares by nine hundred and fifty thousand (950,000) to provide for additional grants to eligible individuals under the Plan. Certain of the additional grants may be made to directors and/or executive officers of the Company.

    The Board unanimously recommends a vote "For" approval of the First Amendment to the Plan.

                            DESCRIPTION OF THE PLAN

    The Company adopted The Wet Seal, Inc. 1996 Long-Term Incentive Plan (the "Plan") and the Plan was approved by shareholders at the 1997 Annual Meeting. The Plan is administered by the Option Committee and is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code (the "Code").

PURPOSE AND ELIGIBILITY

    The purpose of the Plan is to strengthen the Company by providing employees and others added incentive for high levels of performance and for extraordinary efforts to increase the earnings and long-term growth of the Company. The Plan seeks to accomplish this purpose by enabling Participants to purchase or acquire shares of the Company's Class A Common Stock ("Shares"), stock appreciation rights or other equity-based rights, thereby increasing their proprietary interest in the Company's success and encouraging them to remain in the employ or service of the Company. The Plan contemplates the issuance of incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory stock options, stock appreciation rights, restricted or nonrestricted awards of shares, performance grants, certain limited rights issued in tandem with stock options, or any combination of the foregoing ("Awards"). Employees, officers, directors, consultants and independent contractors (including dealers, distributors and other business entities or persons providing services) of the Company and its subsidiaries ("Participants") are eligible for Awards under the Plan. The approximate number of persons eligible to participate is 4,700. The Company authorized 700,000 Shares, with an aggregate market value of $14,087,500 as of February 1, 1997, for issuance under the Plan. With the adoption of the First Amendment, the Company will authorize an additional 950,000 Shares with an aggregate market value of $15,021,875 as of October 5, 1998, for issuance under the Plan.

ADMINISTRATION

    The Option Committee, in its sole discretion, has the authority, among other things, to determine the terms of all Awards granted under the Plan, including any purchase or exercise price for an Award; to determine which employees, outside consultants and independent contractors will be granted Awards, and the time or times at which Awards will be granted, exercised and become forfeitable; to determine the number of Shares covered by an Award; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan.

OPTIONS

    The Option Committee may from time to time grant incentive stock options ("Incentive Options") and non-statutory options ("Non-Qualified Options", and together with Incentive Options, "Options") to any Participant. The terms of Options granted under the Plan will be set out in agreements between the Company and Participants which will contain such provisions as the Option Committee from time to time deems appropriate, including the exercise price and expiration date of such Options. Option agreements will specify whether or not an Option is an Incentive Option.

    In no event will the exercise price of an Incentive Option or Non-Qualified Option be less than one hundred percent (100%) of the fair market value of the Shares subject to such Option on the date of grant. The term of Incentive Options cannot exceed ten years from the date of grant and generally cannot extend beyond a Participant's employment or relationship with the Company. The aggregate fair market value, determined as of the time the Incentive Option is granted, of the Common Stock which may become exercisable for the first time by any employee during any calendar year cannot exceed $100,000. No Incentive Option will be granted to an employee, who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiaries, unless the exercise price of the Incentive Option is at least one hundred and ten percent (110%) of the fair market value, at the time of grant, of the Shares subject to the Option, and the Option by its terms is not exercisable more than five years from the date of grant.

    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Option Committee and may consist of promissory notes, other Shares or such other consideration and method of payment for the Shares as may be permitted under applicable federal and state laws.

    If a Participant ceases to be employed by, or ceases to have a relationship with, the Company for any reason other than disability, cause, retirement or death, such Participant's Options, to the extent exercisable at the time of termination, may be exercised for a period of three months thereafter or the date of expiration of the option by its terms, whichever is earlier. In the event of a Participant's disability or death, such Participant's Options will become fully vested and exercisable and will expire not later than one year thereafter or the date of expiration of the option by its terms, whichever is earlier. When a Participant retires, such Participant's Options will become fully vested and exercisable and will expire not later than two years thereafter or the date of expiration of the option by its terms, whichever is earlier. The decision as to whether a termination is by reason of retirement will be made by the Option Committee, whose decision will be final and conclusive. If a Participant's employment or relationship with the Company is terminated for cause, such Participant's Options will expire immediately; provided, however, that the Option Committee may waive expiration and permit the Participant to exercise Options, to the extent exercisable at the time of termination, for a period of three months from the date of notice of such waiver.

STOCK APPRECIATION RIGHTS

    The Option Committee from time to time may grant stock appreciation rights ("SARs") to any Participant either at the time of grant of an Option or thereafter by amendment to an Option. The exercise of an Option will result in an immediate cancellation of its corresponding SAR, and vice versa. SARs will expire at the same time as the related Option expires, and will be exercisable and transferable when, to the extent and on the condition that the related Option is exercisable or transferable. No SAR may be exercised unless the fair market value per Share on the date of exercise exceeds the exercise price of the related Option. Upon the exercise of an SAR, a Participant will be entitled to receive an amount equal to the difference between the fair market value per Share on the date of exercise and the exercise price of the Option to which the SAR corresponds. Such payment may be satisfied by the Company in cash, in Shares, or in a combination thereof, as determined by the Option Committee.

    All SARs will be exercised automatically, to the extent the corresponding Option is then exercisable, (A) on the last business day prior to the expiration date of the related Option at the end of its stated term or (B) following (i) the death, disability or retirement of a Participant or (ii) the termination of a Participant's employment or relationship with the Company for any reason other than cause; provided the fair market value per Share of the underlying Shares on that date exceeds the exercise price of the related Option.

LIMITED RIGHTS

    The Option Committee may grant limited rights ("Limited Rights") with respect to all or some of the Shares covered by an Option at the time the Option is granted or by amendment to a previously granted Option. A Limited Right will be exercisable (A) during the 60 day period commencing on any date after the effective date of the Plan on which a person or group, whose beneficial ownership of Shares exceeds the aggregate beneficial ownership of the officers and directors of the Company (excluding Shares owned by a director or officer who is the person or a member of the group), becomes the direct or indirect beneficial owner of twenty percent (20%) or more of the Company's outstanding Shares, and (B) if stated in the Limited Right grant, upon the occurrence of an event pursuant to which the outstanding Shares of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the exercise of a Limited Right, a Participant will be entitled to receive from the Company, in cash, an amount equal to the difference between the fair market value per Share of the Shares on the exercise and the grant dates. Upon the exercise or termination of an Option, any related Limited Right shall terminate.

PERFORMANCE GRANTS

    The Option Committee may award performance grants ("Performance Grants") to Participants at any time, and it has sole discretion in determining the size and composition of, the period over which performance is to be measured for, and the performance goals and obligations for, Performance Grants. Performance Grants under the Plan may include specific dollar-value target grants, performance units and/or performance shares. The value of each Performance Grant may be fixed or it may be permitted to fluctuate based on performance factors selected by the Option Committee. The earned portion of a Performance Grant may be paid in restricted or nonrestricted shares, cash or a combination of both, as determined in the sole discretion of the Option Committee.

    A Participant must be an employee of the Company at the end of the performance cycle in order to be entitled to payment of a Performance Grant issued in respect of such cycle; provided, however, that a Participant may earn a partial Performance Grant based upon the elapsed portion of the cycle and the Company's performance during such portion of the cycle, if the Participant ceases to be an employee of the Company as a result of his death, disability or retirement. In the event of a change of control, a Participant will earn no less than the portion of the Performance Grant that the participant would have earned if the performance cycle had terminated as of the date of the change in control.

RESTRICTED AND NONRESTRICTED SHARE AWARDS

    The Option Committee may at any time from time award Shares to such Participants and in such amounts as it determines. Each award of Shares will specify the applicable restrictions, if any, on such Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse.

    Restricted Shares may be issued at the time of award subject to forfeiture in the event the applicable restrictions do not lapse, or upon lapse of such restrictions. If Restricted Shares are issued at the time of award, the Participant will be required to deposit certificates representing such Restricted Shares with the Company during the period of any restriction and to execute a blank stock power therefor. Except as otherwise provided by the Option Committee, during the period of any restriction, the Participant will have all rights and privileges of a stockholder with respect to Restricted Shares awarded to him, including the right to receive dividends and to vote.

    Unless otherwise provided by the Option Committee, all restrictions on Restricted Shares will lapse upon termination of a Participant's employment or relationship with the Company due to death, disability, retirement or a change of control during a period of restriction. If a Participant's employment or relationship with the Company is terminated for any other reason, all Restricted Shares awarded to such Participant will be forfeited to the Company.

WITHHOLDING

    With respect to any payments made to Participants under the Plan, the Company will have the right to withhold any taxes required by law to be withheld because of such payments.

ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

    If any change is made to the Shares by reason of an event pursuant to which the outstanding Shares of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise, appropriate adjustments will be made by the Option Committee to the kind and maximum number of shares subject to the Plan and the kind and number of Shares and price per Share of stock subject to each outstanding Award.

LIMITATION ON BENEFITS

    No option, SAR or Limited Right may be exercised, no share award will vest and no Performance Grant will be paid to the extent such exercise, vesting or payment will create an "excess parachute payment" as defined in Section 280G of the Code.

TRANSFERABILITY OF AWARDS

    No grant of Options, SARs, Limited Rights, Performance Grants or other rights granted under the Plan is assignable or transferable except by will or the laws of descent and distribution. During the lifetime of a Participant, Awards are exercisable only by the Participant.

TERMINATION OR AMENDMENT

    The Option Committee may at any time discontinue granting Awards under the Plan or otherwise suspend, amend or terminate the Plan, and may, with the consent of the optionee or grantee, make such modification of the terms and conditions of an Award as it shall deem advisable. Amendments or modifications to the Plan or any Award are deemed adopted as of the date of the action of the Option Committee effecting such amendment or modification and are effective immediately, unless otherwise provided therein, subject to approval thereof (i) within twelve (12) months before or after the effective date by shareholders of the Corporation voting in person or by proxy at a duly held shareholders' meeting when required to maintain or satisfy the requirements of Section 422 of the Code with respect to Incentive Options, or Section 162(m) of the Code with respect to performance-based compensation, (ii) by an appropriate governmental agency, or (iii) when required by a securities exchange or automated quotation system. No Option may be granted during any suspension or after termination of the Plan.

MARKET VALUE OF THE SECURITIES UNDERLYING OPTIONS, SARS AND OTHER AWARDS

    As of October 5, 1998, the closing price of Class A Common Stock as reported on the Nasdaq Stock Market was $15.8125 per share.

PLAN BENEFITS

    In as much as Awards to all Participants under the Plan will be granted at the sole discretion of the Option Committee the benefits which will be received by or allocated to Participants under the Plan are not presently determinable.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth compensation (cash and non cash) for the Chief Executive Officer and the four other most highly compensated officers who earned in excess of $100,000 per annum during the Company's last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION AWARDS
                                                                              --------------------------------------
                                       ANNUAL COMPENSATION                                   SECURITIES
                      -----------------------------------------------------    RESTRICTED    UNDERLYING
      NAME AND        FISCAL                                OTHER ANNUAL         STOCK         STOCK         LTIP
 PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)      COMPENSATION($)(1)   AWARDS($)(2)   OPTIONS(#)   PAYOUTS($)
--------------------  ------   ---------   ---------     ------------------   ------------   ----------   ----------
Kathy Bronstein.....   1997     682,418    1,271,375(3)          --              59,982       120,000        --
  Vice Chairman and    1996     633,171      917,560(4)          --              42,303         --           --
  Chief Executive      1995     433,135      348,180(5)          --              20,680         --           --
    Officer

Edmond Thomas.......   1997     563,627      726,500(3)          --              49,806       120,000        --
  President and        1996     566,853      524,320(4)          --              37,010         --           --
    Chief
  Operating Officer    1995     362,272      198,960(5)          --              18,800         --           --

Sharon Hughes.......   1997     181,730       90,813(3)          --              17,614        10,000        --
  Vice President of    1996     138,768       20,000(4)          --               9,700         --           --
    Merchandising      1995     127,610       --                 --               5,170         --           --

Barbara Bachman.....   1997     176,423       40,000(3)          --              16,381        10,000        --
  Vice President       1996     166,211       20,000(4)          --              12,276         --           --
                       1995     152,654        5,000             --               6,204         --           --
 of Store Operations

Ann Cadier Kim......   1997     150,000       30,000(3)          --              13,210        10,000        --
  Vice President of    1996     140,951       20,000(4)          --               9,881         --           --
  Finance              1995     109,389       10,000             --               5,266        10,000        --


      NAME AND           ALL OTHER
 PRINCIPAL POSITION   COMPENSATION($)
--------------------  ---------------
Kathy Bronstein.....      222,555(6)
  Vice Chairman and       --
  Chief Executive         --
    Officer
Edmond Thomas.......       49,062(6)
  President and           --
    Chief
  Operating Officer       --
Sharon Hughes.......      --
  Vice President of       --
    Merchandising         --
Barbara Bachman.....      --
  Vice President          --
                          --
 of Store Operations
Ann Cadier Kim......      --
  Vice President of       --
  Finance                 --

------------------------------

(1) While the named executive officers enjoy certain perquisites, for fiscal years 1995, 1996 and 1997 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(2) The Company has a stock bonus plan whereby certain employees of the Company receive Class A Common Stock in proportion to their salary. The amount of the award is also dependent on the Company's earnings before tax and the stock price on the date of grant. The bonus shares vest at a rate of 33.33% per year on each anniversary of the grant date, and a participant's right to non issued shares is subject to forfeiture if the participant's employment is terminated. Dividends are not paid on stock grant awards until such time as the stock is vested and issued to the executive. Shares granted under the plan held by executives at January 31, 1998 are as follows: Ms. Bronstein--6,865; Mr. Thomas--7,429; Ms. Hughes--3,566; Ms. Bachman--1,986;
    and Ms. Cadier Kim--3,030. The aggregate market value at January 31, 1998 of these shares is as follows: Ms. Bronstein--$210,241; Mr. Thomas--$227,513; Ms. Hughes--$109,209; Ms. Bachman-- $60,821; and Ms. Cadier Kim--$92,794.

(3) Bonus amounts earned in fiscal 1997 were paid to the executives in fiscal 1998.

(4) Bonus amounts earned in fiscal 1996 were paid to the executives in fiscal 1997.

(5) Bonus amounts earned in fiscal 1995 were paid to the executives in fiscal 1996.

(6) Amount represents pay in lieu of vacation for fiscal 1997 and prior fiscal years back to original date of hire for Ms. Bronstein, fiscal 1985, and for Mr. Thomas, fiscal 1992.

OPTION GRANTS

    The following table sets forth information regarding options granted in 1997 to each of the named executive officers pursuant to the Company's 1996 Long-Term Incentive Plan.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                      NUMBER OF    PERCENTAGE OF                               VALUE AT ASSUMED ANNUAL
                                     SECURITIES    TOTAL OPTIONS                                 RATES OF STOCK PRICE
                                     UNDERLYING     GRANTED TO                                 APPRECIATION FOR OPTION
                                       OPTIONS     EMPLOYEES IN     EXERCISE OR                        TERM(2)
                                       GRANTED      FISCAL YEAR    BASE PRICE ($  EXPIRATION   ------------------------
NAME                                 (SHARES)(1)       1997         PER SHARE)       DATE         5%($)        10%($)
-----------------------------------  -----------  ---------------  -------------  -----------  ------------  ----------

Kathy Bronstein....................     120,000            20%            20.0       8/20/07     1,509,348    3,824,976

Edmond Thomas......................     120,000            20%            20.0       8/20/07     1,509,348    3,824,976

Sharon Hughes......................      10,000             2%            20.0       8/20/07       125,779      318,748

Barbara Bachman....................      10,000             2%            20.0       8/20/07       125,779      318,748

Ann Cadier Kim.....................      10,000             2%            20.0       8/20/07       125,779      318,748

------------------------

(1) The options granted to Ms. Bronstein and Mr. Thomas vest at the rate of 33 1/3% per year beginning in August 1999. The options granted to Ms. Hughes, Ms. Bachman and Ms. Cadier Kim vest at the rate of 20% per year for the next five years.

(2) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

OPTION EXERCISE AND FISCAL YEAR-END VALUES

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                     AND OPTION VALUES AT JANUARY 31, 1998

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT    "IN-THE-MONEY" OPTIONS AT
                                     SHARES                      JANUARY 31, 1998(#)       JANUARY 31, 1998($)(1)
                                   ACQUIRED ON      VALUE     --------------------------  -------------------------
NAME                               EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
--------------------------------  -------------  -----------  -----------  -------------  ----------  -------------

Kathy Bronstein.................       --            --           40,000        200,000    1,060,000     3,395,000

Edmond Thomas...................       --            --           40,000        200,000    1,060,000     3,395,000

Sharon Hughes...................        2,000        51,750          500         14,000       13,250       212,250

Barbara Bachman.................       --            --            6,000         14,000      155,250       209,750

Ann Cadier Kim..................        3,000        71,500        2,000         20,000       45,250       348,000

------------------------

(1) Represents the market value of shares underlying "in-the-money" options on January 31, 1998 less the option exercise price. Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

RETIREMENT PLAN

    Irving Teitelbaum, Kathy Bronstein and Edmond Thomas are participants in The Wet Seal, Inc. Supplemental Executive Retirement Plan ("SERP"), an unfunded, nonqualified retirement plan. According to the terms of the SERP, a participant's "Annual Accrued Benefit" shall be $250,000 which may be increased upward, if applicable, based on the "Pre-Tax Profit Percentage" (as defined in the SERP) for the three full fiscal years of the Company preceding the date the participant's service with the Company is terminated, as follows:

                                                                            ANNUAL ACCRUED
3-YEAR AVERAGE PRE-TAX PROFIT PERCENTAGE                                        BENEFIT
-----------------------------------------------------------------------  ---------------------
if 4.25% or greater but less than 4.75%................................       $   300,000
if 4.75% or greater but less than 5.25%................................       $   350,000
if 5.25% or greater but less than 5.75%................................       $   400,000
if 5.75% or greater but less than 7.00%................................       $   450,000
if 7.00% or greater....................................................       $   500,000

    A participant is entitled to receive benefits under the SERP upon his or her Normal Retirement Date (the first day of the month following the date the participant's service with the Company as an officer or executive has terminated, and which occurs at or after the date the participant has attained
22.5 years of service with the Company). A participant may receive an early retirement benefit equal to his or her Annual Accrued Benefit reduced by 1/2 of 1% per month for the number of months his or her retirement precedes his or her Normal Retirement Date. The normal form of benefit is a straight life annuity, ending in the month in which the participant dies. The Annual Accrued Benefit is payable in 12 equal monthly installments a year. The participant may choose to receive the benefit in the form of a 50% joint and survivor annuity. Benefits under the SERP are forfeitable upon a termination of employment for Cause (as defined in the SERP). Benefits under the SERP are provided by the Company on a noncontributory basis.

DIRECTOR COMPENSATION

    All directors who are not directly affiliated with the Company as well as one director who is affiliated receive a fee of $5,000 for each board meeting attended, with a minimum yearly fee of $20,000. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors. An additional fee of $1,000 is paid to non-employee directors for each Audit committee meeting attended.

    All directors who are not directly affiliated with the Company as well as one director who is affiliated were granted stock options of 5,000 shares each in fiscal 1997 pursuant to the Company's 1996 Long-Term Incentive Plan. The options vest at the rate of 20% per year for the next five years.

    All directors, except one, who are not directly affiliated with the Company as well as one director who is affiliated were granted stock options of 10,000 shares each in fiscal 1994 pursuant to the Company's 1994 Long-Term Incentive Plan. One independent director was granted 15,000 options in fiscal 1996. The options vest at the rate of 20% per year for the next five years.

EMPLOYMENT AGREEMENTS

    KATHY BRONSTEIN

    Kathy Bronstein has served as the Chief Executive Officer of the Company since March 1992. On December 30, 1988, in her former position of Executive Vice President and General Merchandise Manager, Ms. Bronstein entered into an employment agreement with the Company. Under this agreement, as amended, Ms. Bronstein is entitled to a base salary of $550,000 per annum, adjusted annually by 0.5% ( 1/2 of 1%) of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Ms. Bronstein is eligible to receive on her holdings of the

Company's capital stock referable to the same fiscal year. This adjustment is not cumulative and is in lieu of any salary review or cost of living adjustments. Ms. Bronstein also receives an incentive bonus of 3.5% of the pre-tax profits of the Company (as defined in the agreement) for each fiscal year.

    In January 1995, Ms. Bronstein's employment agreement was amended to provide automatic extensions to the term of her employment agreement as well as termination benefits upon the occurrence of certain trigger events. In the event of a trigger event, the employment agreement is terminated and Ms. Bronstein is entitled to receive an immediate payment approximately equal to three years of Ms. Bronstein's current base salary and bonus during the last three fiscal years. Trigger events include a "change in control" AND either (i) Ms. Bronstein's election to resign within 90 days of a material change in Ms. Bronstein's rights and duties or (ii) Ms. Bronstein's termination by the Company without cause. A "change in control" means (i) the disposition or conversion by a Class B stockholder (other than Ms. Bronstein) of a majority of that stockholder's Class B shares or (ii) the acquisition of more than 50% of the voting power in a Class B stockholder or the ability to control the disposition or voting of a Class B stockholder's shares AND a majority of the Board of Directors of the Company ceases to be those in office two years prior to the change in control ("Continuing Directors") or those elected by a majority of other Continuing Directors. In addition, upon a change in control (regardless of the termination of the employment agreement), Ms. Bronstein's stock options become immediately exercisable. In the event that the total payments made to Ms. Bronstein upon the occurrence of a trigger event result in "excess parachute payments" under the Internal Revenue Code of 1986, as amended, the Company would be obligated to pay the excise tax due on such amount and any income tax obligations arising from reimbursement of any such excise taxes.

    Ms. Bronstein's agreement expires on January 30, 2003. The agreement automatically extends for an additional year on the first day of each fiscal year for up to five years. These automatic extensions may be terminated by either party at any time upon prior written notice. She has agreed not to compete with the Company during the term of her employment and for a period of two (2) years thereafter. She is provided with a car by the Company.

    The Company has obtained "key man" life insurance in the amount of $5.0 million payable to the Company in the event of Ms. Bronstein's death while employed by the Company.

    EDMOND THOMAS

    Edmond Thomas has served as the Company's President and Chief Operating Officer since March 17, 1994. On June 22, 1992, in his former position of Executive Vice President and Chief Operating Officer, he entered into an employment agreement with the Company. Under this agreement, as amended, Mr. Thomas is entitled to a base salary of $500,000 per annum plus an annual adjustment of .25% ( 1/4 of 1%) of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Mr. Thomas is eligible to receive on his holdings of the Company's capital stock referable to the same fiscal year. This adjustment is non cumulative and is in lieu of any salary review or cost of living adjustments. Mr. Thomas also receives an incentive bonus of 2% of the pre-tax profits of the Company (as defined in the agreement) for each fiscal year.

    In January 1995, Mr. Thomas' employment agreement was amended to provide automatic extensions to the term of his employment agreement as well as termination benefits upon the occurrence of certain trigger events. In the event of a trigger event, the employment agreement is terminated and Mr. Thomas is entitled to receive an immediate payment approximately equal to three years of Mr. Thomas' current base salary and bonus during the last three fiscal years. Trigger events include a "change in control" AND either (i) Mr. Thomas' election to resign within 90 days of a material change in Mr. Thomas' rights and duties or (ii) Mr. Thomas' termination by the Company without cause. A "change in control" means (i) the disposition or conversion by a Class B stockholder (other than Ms. Bronstein) of a majority of that stockholder's Class B shares or (ii) the acquisition of more than 50% of the voting power in a Class B stockholder or the ability to control the disposition or voting of a Class B stockholder's shares ANDa majority of the Board of Directors of the Company ceases to be those in office two years prior to the change in control ("Continuing Directors") or those elected by a majority of other Continuing Directors. In addition, upon a change in control (regardless of the termination of the employment agreement), Mr. Thomas' stock options become immediately exercisable. In the event that the total payments made to Mr. Thomas upon the occurrence of a trigger event result in "excess parachute payments" under the Internal Revenue Code of 1986, as amended, the Company would be obligated to pay the excise tax due on such amount and any income tax obligations arising from reimbursement of any such excise taxes.

    Mr. Thomas' agreement expires on January 30, 2003. The agreement automatically extends for an additional year on the first day of each fiscal year for up to five years. These automatic extensions may be terminated by either party at any time upon prior written notice. He has agreed not to compete with the Company during the term of his employment and for a period of two (2) years thereafter. He is provided with a car by the Company.

    The Company has obtained "key man" life insurance in the amount of $5.0 million payable to the Company in the event of Mr. Thomas' death while employed by the Company.

                             BUSINESS RELATIONSHIPS

MANAGEMENT SERVICES

    In each of the fiscal years ended January 31, 1998, February 1, 1997, and February 3, 1996, a fee of $250,000 was paid to First Canada Management, Inc., a company controlled by Irving Teitelbaum, for the services of Irving Teitelbaum, Chairman of the Board of the Company, and Stephen Gross, Corporate Secretary of the Company, respectively.

    First Canada Management, Inc. was granted stock options of 200,000 shares in fiscal 1997 pursuant to the Company's 1996 Long-Term Incentive Plan. The options vest at the rate of 20% per year for the next five years.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Irving Teitelbaum, Wilfred Posluns and Stephen Gross serve as members of the Compensation Committee. Mr. Teitelbaum also serves as Chairman of the Board of the Company and Mr. Gross also serves as the Secretary of the Company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The primary duties of the Compensation Committee include: (i) reviewing the compensation levels of the Company's primary executive officers and certain other members of senior management, (ii) consulting with and making recommendations to the Company's Option Committee regarding the Company's overall policy of granting options and awards under the Company's long-term incentive plans, (iii) monitoring the performance of senior management, and (iv) related matters. A decision to employ any person with an annual compensation of $150,000 or more (or any increase in annual compensation to $150,000 or more) must be approved by the Compensation Committee. The Compensation Committee is comprised entirely of non-employee Directors.

COMPENSATION PHILOSOPHY

    The Company's executive compensation programs are based upon the recognition that The Wet Seal, Inc. competes in a creative industry in which it is critical to stay current with rapidly changing trends and styles. Competition is intense for talented executives who can successfully guide a company in this type of competitive environment. Therefore, the Company's compensation programs are designed to provide total compensation packages that will both attract talented individuals to the Company as well as provide rewards based upon the Company's long-term success.

    With these principles in mind, the Compensation Committee has set forth the following guidelines:

        1. Provide base salaries which are competitive in the retail clothing industry to attract and retain talented individuals;

        2. Provide annual bonuses that are tied to the Company's short-term performance to align the interests of the Company's executives with those of its stockholders; and

        3. Provide long-term incentive benefits which will reward long-term commitment to the Company.

COMPENSATION OF EXECUTIVE OFFICERS

    Base salaries for executive officers are established with a view to the responsibilities of the position and the experience of the individual. Salary levels are also fixed with reference to comparable companies in retail and related trades. The salaries of key executive officers and the incentive plans in which they participate are reviewed annually by the Compensation Committee in light of the Committee's assessment of individual performance, contribution to the Company and level of responsibility.

    The Chief Executive Officer (the "CEO") and the President and Chief Operating Officer are eligible pursuant to their employment agreements to receive annual cash bonuses of 3.5% and 2%, respectively, of the Company's pre-tax profit. The Compensation Committee believes that tying annual cash bonuses to the Company's profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability. The CEO and the President and Chief Operating Officer of the Company earned cash bonuses in fiscal 1997 in the amounts of $1,271,375 and $726,500, respectively, which were paid in fiscal 1998.

    The Company also maintains an employee stock bonus plan in which the top executives of the Company are eligible to participate. Awards under this plan to executives are calculated by multiplying the Company's fiscal year-end pre-tax profit as a percentage of sales by the executive's base salary and dividing such amount by the price of the Company's Class A Common Stock as of the end of the fiscal year. Grants under the stock bonus plan vest over a period of three years.

    Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company pursuant to the Company's long-term incentive plans. Stock options have historically been granted by the Option Committee on a case-by-case basis based upon the Board's evaluation of an individual's past contributions and potential future contributions to the Company. In granting stock options, the Option Committee takes into consideration the anticipated long-term contributions of an individual to the potential growth and success of the Company, as well as the number of options previously granted to the individual.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Since March 1992, Kathy Bronstein has served as CEO of the Company. Ms. Bronstein received a base salary of $375,000 in fiscal 1995. In December 1995, Ms. Bronstein's employment agreement was amended to increase her base salary to $550,000. The Compensation Committee deemed this increase appropriate in light of the Company's recent performance and the successful acquisition of the Contempo Casuals chain, which substantially increased the size of the Company. As the Company continues to adapt to a changed environment in the women's retail apparel industry, the Compensation Committee believes that Ms. Bronstein's experience and capabilities will be critical in enabling the Company to remain competitive and profitable. Ms. Bronstein is eligible to receive a non-cumulative annual adjustment (in lieu of a cost of living adjustment) to her base salary of 0.5% of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Ms. Bronstein is eligible to receive on her holdings of Company common stock for the same fiscal year. Ms. Bronstein received such an adjustment in fiscal 1997. See "Executive Compensation and Other Information-- Employment Agreements." Ms. Bronstein is also eligible to receive an annual cash bonus pursuant to her employment agreement of 3.5% of the pre-tax profits of the Company for each fiscal year. Under this formula, Ms. Bronstein earned a cash bonus in fiscal 1997 in the amount of $1,271,375, which was paid in fiscal 1998.

                                          The Compensation Committee
                                          Irving Teitelbaum
                                          Wilfred Posluns
                                          Stephen Gross

                         STOCK PRICE PERFORMANCE GRAPH

    The Performance Graph compares the cumulative stockholder return on the Company's common stock with the return on the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Retail Trade Stocks. The Performance Graph assumes $100 invested on January 29, 1993 in the stock of The Wet Seal, Inc., the Nasdaq Stock Market (US) and the Nasdaq Retail Trade Stocks. It also assumes that all dividends are reinvested.

                               PERFORMANCE GRAPH
                         FOR THE WET SEAL COMMON STOCK

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           THE WET SEAL, INC.   NASDAQ STOCK MARKET (US)   NASDAQ RETAIL TRADE STOCKS
1/29/93*                 $100                        $100                        $100
1/28/94*                   46                         114                         106
1/27/95*                   57                         110                          95
2/2/96*                   105                         157                         107
1/31/97*                  288                         203                         131
1/30/98*                  438                         240                         154

                                       JANUARY 29,      JANUARY 28,      JANUARY 27,      FEBRUARY 2,      JANUARY 31,
                                          1993*            1994*            1995*            1996*            1997*
                                     ---------------  ---------------  ---------------  ---------------  ---------------
The Wet Seal, Inc..................           100               46               57              105              288
Nasdaq Stock Market (US)...........           100              114              110              157              203
Nasdaq Retail Trade Stocks.........           100              106               95              107              131

                                       JANUARY 30,
                                          1998*
                                     ---------------
The Wet Seal, Inc..................           438
Nasdaq Stock Market (US)...........           240
Nasdaq Retail Trade Stocks.........           154

------------------------

*   Date closest to the Company's fiscal year end.

    The historical stock performance shown on the graph is not necessarily indicative of future price performance.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1998, for (i) each person known to the Company to have beneficial ownership of more than 5% of each class of the Company's capital stock; (ii) each of the Company's directors;
(iii) each of the Company's executive officers designated in the Summary Compensation Table; and (iv) all directors and officers of the Company as a group.

                                                          %                         %
                                                     BENEFICIAL                BENEFICIAL    % BENEFICIAL    PERCENT OF
                                         NUMBER OF    OWNERSHIP    NUMBER OF    OWNERSHIP    OWNERSHIP OF    VOTE OF ALL
                                         SHARES OF    OF SHARES    SHARES OF    OF SHARES   ALL CLASSES OF   CLASSES OF
NAME                                      CLASS A    OF CLASS A     CLASS B    OF CLASS B        STOCK          STOCK
--------------------------------------  -----------  -----------  -----------  -----------  ---------------  -----------
Los Angeles Express Fashions, Inc.
  (Suzy Shier Equities, Inc.
  Subsidiary) (1).....................      --           --        1,300,000        44.7%          10.6%          17.1%
  1604 St. Regis Blvd. Dorval, Quebec,
  Canada H9P1H6
3254127 Canada, Inc. (GTHI Subsidiary)
  (1).................................      --           --          815,573        28.0%           6.7%          10.7%
  1604 St. Regis Blvd. Dorval, Quebec,
  Canada H9P1H6
Suzy Shier Equities, Inc. (Suzy Shier
  Ltd. Subsidiary) (1)................     104,000         1.1%      175,000         6.0%           2.3%           3.0%
  1604 St. Regis Blvd. Dorval, Quebec,
  Canada H9P1H6
La Senza, Inc. (Suzy Shier Ltd.
  Subsidiary) (1).....................     244,500         2.6%      155,000         5.3%           3.3%           3.7%
  1604 St. Regis Blvd. Dorval, Quebec,
  Canada H9P1H6
First Canada Management Co. (1).......      40,000         0.4%       --           --               0.3%           0.3%
  1710 St. Regis Blvd. Dorval, Quebec,
  Canada H9P1H6
Kathy Bronstein (2)...................      81,636        *          467,092        16.0%           4.5%           6.7%
Ed Thomas (3).........................      86,143        *           --           --              *              *
Sharon Hughes (4).....................       6,937        *           --           --              *              *
Barbara Bachman (4)...................       8,000        *           --           --              *              *
Ann Cadier Kim (4)....................       7,269        *           --           --              *              *
George Benter (4).....................      10,500        *           --           --              *              *
Walter F. Loeb (4)....................      10,400        *           --           --              *              *
Wilfred Posluns (4)...................       7,000        *           --           --              *              *
Gerald Randolph (4)...................       2,000        *           --           --              *              *
Alan Siegel (4).......................       4,000        *           --           --              *              *
Scudder Kemper Investments, Inc. (5)..     691,900         7.4%       --           --               5.6%           4.6%
  345 Park Avenue New York, New York
  10154
Delaware Management Holdings, Inc.
  (6).................................     663,400         7.1%       --           --               5.4%           4.4%
  2005 Market St. Philadelphia,
  Pennsylvania 19103
Lone Pine Capital LLC (7).............     555,200         5.9%       --           --               4.5%           3.7%
  2 Greenwich Plaza, Greenwich,
  Connecticut 06830
All directors and officers as a group
  (13 individuals)....................     271,885         2.9%    2,912,665       100.0%          26.0%          40.2%

------------------------------

*   Less than 1%

(1) Los Angeles Express Fashions, Inc., 3254127 Canada, Inc., Suzy Shier Equities, Inc., La Senza, Inc. and First Canada Management Company are directly or indirectly controlled by Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a director of the Company. These stockholders beneficially own shares which in the aggregate represent approximately 34.8% of the total voting power with respect to the Company. Shares held by First Canada Management Company include options representing the immediate right to purchase 40,000 shares of Class A Common Stock.

(2) Ms. Bronstein has sole voting and dispositive power with respect to all of the stated holdings of Class A and Class B Common Stock. Shares held include options representing the immediate right to purchase 80,000 shares of Class A Common Stock. Ms. Bronstein also holds options to purchase an additional 160,000 shares of Class A Common Stock which become exercisable over the next four years.

(3) Mr. Thomas has sole voting and dispositive power with respect to all of the stated holdings of Class A Common Stock. Shares held include options representing the immediate right to purchase 80,000 shares of Class A Common Stock. Mr. Thomas also holds options to purchase an additional 160,000 shares of Class A Common Stock which become exercisable over the next four years.

(4) Shares held include options representing the immediate right to purchase the following shares of Class A Common Stock: Ms. Hughes--4,500; Ms. Bachman--4,000; Ms. Cadier Kim--6,000; Messrs. Benter and Loeb--9,000 each; Mr. Posluns--7,000; Mr. Siegel--4,000; and Mr. Randolph--1,000.

(5) As reported in a Schedule 13G dated February 12, 1998, Scudder Kemper Investments, Inc. ("Scudder") beneficially owns 691,900 shares of the Class A Common Stock of the Company. Scudder has sole voting power with respect to 354,400 shares and sole dispositive power with respect to 512,400 shares. Scudder has shared voting power with respect to 228,700 shares and shared dispositive power with respect to 179,500 shares.

(6) As reported in a Schedule 13G dated February 3, 1997, Delaware Management Holdings, Inc. ("DMHI") is the parent holding company of Delaware Management Company, Inc. ("DMCI"). DMHI has sole voting power with respect to 17,850 shares and sole dispositive power with respect to 663,400 shares.

(7) As reported in a Schedule 13G dated September 24, 1998, Lone Pine Capital LLC and Lone Pine Associates in aggregate have shared voting power and share dispositive power with respect to 555,200 shares. The companies are related through the same Managing Member.

OTHER MATTERS

    The Board of Directors knows of no other business to come before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

    The cost of this solicitation or proxy will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, the Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT 1999 ANNUAL MEETING

    If a Stockholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Stockholders, the proposal must be received at the executive offices of the Company no later than January 8, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy for that Annual Meeting. Any notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange of 1934, as amended, will be considered untimely if not received by March 24, 1999.

                                 EXHIBIT INDEX

  NUMBER     DESCRIPTION                                                                                           PAGE
-----------  -------------------------------------------------------------------------------------------------     -----
       A     FIRST AMENDMENT OF THE WET SEAL, INC. 1996 LONG-TERM INCENTIVE PLAN..............................         A-1

                                   EXHIBIT A
                     FIRST AMENDMENT OF THE WET SEAL, INC.
                         1996 LONG-TERM INCENTIVE PLAN

Section 5.1 is amended to delete the following words each time they appear therein "seven hundred thousand (700,000)" and to replace the deleted words with "one million six hundred and fifty thousand (1,650,000)".

               - Please Detach and Mail in the Envelope Provided -
--------------------------------------------------------------------------------
  PROXY           THE WET SEAL, INC. PROXY -- SPECIAL MEETING           PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING OCTOBER 26, 1998

     The undersigned, a stockholder of The Wet Seal, Inc., a Delaware corporation, appoints Kathy Bronstein and Edmond Thomas, or either of them, his true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock then the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of The Wet Seal, Inc. to be held at the offices of the Company, 26972 Burbank Foothill Ranch, CA 92610 on October 26, 1998, at 10:00 a.m. and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated October 7, 1998 receipt of which is acknowledged by the undersigned:



                                           NEW ADDRESS:
                                                       -------------------------
                 Check here for  /  /
                 address change            -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           (Continued and to be signed and
                                            dated on reverse side)

            - Please Detach and Mail in the Envelope Provided -
--------------------------------------------------------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

1. TO ADOPT THE FIRST AMENDMENT TO THE WET SEAL INC. 1996 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES FROM 700,000 SHARES TO 1,650,000 SHARES TO PROVIDE FOR ADDITIONAL GRANTS TO ELIGIBLE INDIVIDUALS:

             / / FOR            / /  AGAINST          / /  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    When properly executed, the proxy will be voted in the manner directed herein by the undersigned. If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.
 If no specification is made, the proxies intend to vote "FOR" the Proposal and in their discretion for any other matters coming before the Special Meeting. The Board of Directors unanimously recommends a vote FOR the Proposal.

    The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on October 26, 1998 and the Proxy Statement dated October 7, 1998. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature:                               Date:
          ----------------------------        ----------------------